                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                          NEXT GENERATION NETWORK, INC.

                         PURSUANT TO SECTION 242 OF THE
                        DELAWARE GENERAL CORPORATION LAW

                               ------------------

                  NEXT GENERATION NETWORK, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

                  FIRST: That the board of directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and referring the proposed amendment to the stockholders of the Corporation entitled to vote thereon for their consideration. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Corporation shall amend the first paragraph of Article 4 of its Certificate of Incorporation in its entirety to read as follows:

                           "COMMON STOCK. The Corporation shall be authorized to
                  issue Ten Million (10,000,000) shares of common stock, $.01 par value per share. The common stock of the Corporation issued and outstanding as of 4:00 p.m. (ET) on April 26, 1999, shall be split on a ten (10) for one (1) basis, so that on such date each share of common stock issued and outstanding on such date shall be divided and shall be equal to ten (10) shares of common stock."


                  SECOND: That the appropriate stockholders of the Corporation approved such amendment by written consent in accordance with
Section 228 of the General Corporation Law of the State of Delaware.

                  THIRD:   That such  amendment was duly adopted in
accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by duly authorized officers of the Corporation this 26th day of April, 1999.

                                          By:  /s/ Thomas M. Pugliese
                                             ----------------------------
                                          Thomas M. Pugliese,
                                              Vice-Chairman and CEO



                                          By:  /s/ Mike Kolthoff
                                             ----------------------------
                                          Mike Kolthoff,
                                              Assistant Secretary

STATE OF MINNESOTA          )
                            ) ss.
County of Hennepin          )

         On this ___ day of April, 1999, before me, the undersigned officer, personally appeared Thomas M. Pugliese, who acknowledged himself to be the Vice Chairman and Chief Executive Officer of Next Generation Network, Inc., a Delaware corporation, and that he in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself, and that the facts stated therein are true.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                               ---------------------------------
                                               Notary Public
My Commission Expires:

----------------------------




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



STATE OF MINNESOTA            )
                              ) ss.
County of Hennepin            )

         On this ___ day of April, 1999 before me, the undersigned officer, personally appeared Michael Kolthoff, who acknowledged himself to be the Assistant Secretary of Next Generation Network, Inc., a Delaware corporation, and that he in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself, and that the facts stated therein are true.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                               ---------------------------------
                                               Notary Public
My Commission Expires:

----------------------------








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